Washington, D.C.  20549

______

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):       October 7, 2011

           Coach, Inc.
(Exact name of registrant as specified in its charter)

Maryland	1-16153	52-2242751
(State of	(Commission File Number)	(IRS Employer
Incorporation)		Identification No.)

516 West 34th Street, New York, NY 10001
(Address of principal executive offices) (Zip Code)

(212) 594-1850
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment
of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 7, 2011, Coach, Inc. (the “Company”) entered into a consulting agreement (the "Agreement") with Michael F. Devine, III, the Company’s former Executive Vice President and Chief Financial Officer.  Mr. Devine's Agreement provides that he will provide consulting services to the Company on an as-needed, day-to-day basis, not to exceed a six-month period, beginning October 7, 2011 and ending no later than March 31, 2012.  For his services, Mr. Devine will receive a daily fee of $5,000, payable monthly, with a cap of $50,000 in total fees under the Agreement, and reimbursement of reasonable expenses. A copy of the Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits.

10.1	Consulting Agreement between Coach, Inc. and Michael F. Devine, III dated October 7, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 7, 2011

COACH, INC

	By:	/s/ Todd Kahn
Todd Kahn
Executive Vice President, General Counsel
and Secretary

EXHIBIT INDEX

10.1	Consulting Agreement between Coach, Inc. and Michael F. Devine, III dated October 7, 2011